UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2018
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117
(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

On May 21, 2018, Cerner announced that its Board of Directors approved an amendment to the stock repurchase program that was authorized by its Board on May 23, 2017 (the "2017 Repurchase Program"). Under the amendment, Cerner may repurchase shares of Cerner's common stock in the open market, by block purchase, in privately-negotiated transactions or through other transactions managed by broker-dealers, or any combination thereof, at an aggregate purchase price of up to an additional $500 million. This increase authorizes repurchases under the 2017 Repurchase Program of up to $1 billion in the aggregate. The timing and amount of any share repurchases will be determined by Cerner's management based on market conditions and other factors. No time limit was set for completion of the program. As of May 18, 2018, there is approximately $639 million available for repurchase under the 2017 Repurchase Program, as amended. A press release announcing the repurchase program was issued and is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

Exhibit Number	Description

99.1	Press release of Cerner Corporation dated May 21, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: May 21, 2018	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer